UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

RESOLUTE FOREST PRODUCTS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Resolute Forest Products Inc. 111 Duke Street, Suite 5000 Montreal, Quebec, Canada		H3C 2M1
(Address of principal executive offices)		(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

(a)	Resolute Forest Products Inc. held its annual meeting of stockholders on May 25, 2017.

(b)	The stockholders:

•	elected each of the eight director nominees listed below to hold office until the 2018 annual meeting of stockholders, or until his or her successor has been elected and qualified;

•	ratified the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the 2017 fiscal year;

•	adopted a non-binding resolution approving executive compensation; and

•	approved holding the say-on-pay vote annually in the future.

1.	Vote on the election of directors:

	For	Against	Abstain	Broker non-votes
Randall C. Benson	62,110,741	320,310	7,547,176	4,475,328
Jennifer C. Dolan	62,168,661	262,656	7,546,910	4,475,328
Richard D. Falconer	62,230,236	201,284	7,546,707	4,475,328
Richard Garneau	62,136,680	298,748	7,542,799	4,475,328
Jeffrey A. Hearn	62,185,084	248,502	7,544,641	4,475,328
Bradley P. Martin	61,742,415	691,145	7,544,667	4,475,328
Alain Rhéaume	62,112,501	320,920	7,544,806	4,475,328
Michael S. Rousseau	60,638,050	1,795,148	7,545,029	4,475,328

2.	Vote on the ratification of the appointment of PricewaterhouseCoopers LLP:

For	71,121,858
Against	305,612
Abstain	3,026,085
Broker non-votes	0

3.	Advisory vote to approve executive compensation:

For	53,733,705
Against	13,093,258
Abstain	3,151,264
Broker non-votes	4,475,328

4.	Advisory vote on the frequency of holding the say-on-pay vote in the future:

Annually	62,922,581
Every 2 years	161,040
Every 3 years	3,862,952
Abstain	3,031,654
Broker non-votes	4,475,328

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resolute Forest Products Inc.

Date: May 30, 2017	By:	/s/ Jacques P. Vachon
Name: Jacques P. Vachon
Title: Senior Vice President and Chief Legal Officer